As filed with the United States Securities and Exchange Commission on July 8, 2009

                                                     Registration No. 333-158386
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A

                                (AMENDMENT NO. 2)


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       BUSINESS OUTSOURCING SERVICES, INC.
             (Exact Name of Registrant as Specified in our Charter)

           Nevada                                 7389                         98-0583166
(State or other jurisdiction of       (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)        Classification Code Number)               I.D No.)

                       Business Outsourcing Services, Inc.
                         1001 SW 5th Avenue, Suite 1100
                             Portland, Oregon 97204
                                  United States
                                  503-206-0935
            (Name, address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                               Gersten Savage LLP
                            David E. Danovitch, Esq.
                            Cheryll J. Calaguio, Esq.
                         600 Lexington Avenue, 9th Floor
                             New York, NY 10022-6018

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================
                                                    Proposed
                                                     Maximum        Proposed
                                     Amount         Offering         Maximum        Amount of
                                      to be         Price per       Aggregate     Registration
                                    Registered       Share(1)       Offering         Fee(2)
----------------------------------------------------------------------------------------------
Common stock of the registrant,
par value $.001 per share            700,000          $0.10          $70,000          $3.91
----------------------------------------------------------------------------------------------
  Total                              700,000          $0.10          $70,000          $3.91
==============================================================================================

(1)  This price was arbitrarily determined by us.
(2) Estimated solely for the purpose of calculating the registration fee under Rule 457(c) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED BY THE LAW OF SUCH STATE OR JURISDICTION. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   SUBJECT TO COMPLETION, DATED JULY 8, 2009


PRELIMINARY PROSPECTUS

                       BUSINESS OUTSOURCING SERVICES, INC.

                                 700,000 SHARES
                                       OF
                                  COMMON STOCK

This prospectus relates to the resale by certain selling shareholders of up to 700,000 shares of our common stock, par value $0.001 per share.

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is not traded on any market or securities exchange.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. This offering price was arbitrarily determined by us. The expenses of the offering are estimated at $24,503.91 and will be paid by us.


INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. CONSIDER CAREFULLY THE "RISK FACTORS" DETAILED ON PAGE 5 OF THIS PROSPECTUS BEFORE INVESTING.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this offering, Business Outsourcing Services, Inc., or the shares of our Common Stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.


                  The date of this prospectus is July ___, 2009

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

GENERAL...................................................................   1

PROSPECTUS SUMMARY........................................................   1

RISK FACTORS..............................................................   5

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS.........................  12

TAX CONSIDERATIONS........................................................  12

USE OF PROCEEDS...........................................................  12

DETERMINATION OF OFFERING PRICE...........................................  12

DILUTION..................................................................  12

SHARES ELIGIBLE FOR RESALE................................................  12

SELLING SECURITY-HOLDERS..................................................  14

PLAN OF DISTRIBUTION......................................................  17

DESCRIPTION OF SECURITIES.................................................  18

INTERESTS OF NAMED EXPERTS AND COUNSEL....................................  18

LEGAL REPRESENTATION......................................................  18

EXPERTS...................................................................  19

TRANSFER AGENT............................................................  19

DESCRIPTION OF BUSINESS...................................................  19

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS.........................  28

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS....................................................  28

RESULTS OF OPERATIONS.....................................................  29

LIQUIDITY AND CAPITAL RESOURCES...........................................  29

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE.....................................................  30

DIRECTORS AND EXECUTIVE OFFICERS..........................................  30

EXECUTIVE COMPENSATION....................................................  32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............  33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................  33

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES..........................................................  33

WHERE YOU CAN FIND ADDITIONAL INFORMATION.................................  34


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                                     GENERAL

As used in this Prospectus, references to the "Business Outsourcing," "Company," "we," "our," "ours" and "us" refer to Business Outsourcing Services, Inc., unless the context otherwise requires. In addition, references to our "financial statements" are to our consolidated financial statements except as the context otherwise requires and any references to "fiscal year" refers to our fiscal year ending November 30. Unless otherwise indicated, the term "common stock" refers to shares of the Company's common stock.

                               PROSPECTUS SUMMARY

The following summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and our financial statements and the notes accompanying the financial statements appearing elsewhere in this prospectus.

THE COMPANY

WHERE YOU CAN FIND US

Our principal executive offices are located at 1001 SW 5th Avenue, Suite 1100, Portland, Oregon 97204. Our telephone number is (503) 206-0935. We have obtained the rights to the website address http://www.mi-accountant.com, which is currently in construction.

The information on our website is not a part of this prospectus.

CORPORATE BACKGROUND

We were  incorporated  in the state of Nevada  on June 5,  2008,  under the name
Business Outsourcing Services, Inc., and are engaged in providing online accounting and bookkeeping services to small and medium sized companies who seek to save money by outsourcing these services.

We plan to use a secure web site for our services and to facilitate the exchange of information between our clients and ourselves.

Prospective clients who visit our web will find comprehensive information regarding the services we offer. If they so choose, prospective clients may also register for our services through the same website. Our products and services will be delivered and/or rendered through a "Client Portal" on our web site.

Upon registration, we will offer each client a one-hour telephone "Needs Analysis" to start each client engagement. The Needs Analysis will be conducted at a pre-arranged time and date before we commence any work for the client. The Needs Analysis will enable us to assess which services best suit the individual needs of each client. This will also enable us to provide each client with a more accurate quote for the services rendered for first three months of engagement. The initial three month period is further intended to allow us to develop a foundation for ongoing discussions with the client about what they can expect from us and the services that we are able to provide.


To date, we have commenced our website development and anticipate the "information only" website to become live toward the end of the third quarter of 2009. We have also commenced the development of the design for the database configuration and expect to have the initial database design and software development completed in the fourth quarter of 2009. We have also commenced our marketing research in order to determine the best method by which to market our products and services.

Apart from the activities undertaken by the Company to date, the implementation of our business plan will also require us to complete the development of our website and to complete the initial Beta testing of our Client Portal within the next twelve months. We will also need to hire the staff necessary to adequately run our operations and initiate an aggressive marketing campaign for our product. At this time, we believe that we have the ability and the necessary financing to implement our current business plan for the next twelve months. However, if for any reason we are unable to complete the development of our website within the next twelve months, or if we are unable to hire the staff necessary to support our operations, we may be unable to execute our business plan within the time frame currently contemplated.

THE OFFERING

Securities Being Offered          Up to 700,000 shares of common stock.

Initial Offering Price            The selling  shareholders will sell our shares
                                  at $0.10 per share until our shares are quoted
                                  on the OTC Bulletin  Board,  and thereafter at
                                  prevailing    market   prices   or   privately
                                  negotiated prices. This price was determined arbitrarily by us.

Terms of the Offering             The selling  shareholders  will determine when
                                  and how they will sell the common stock offered in this prospectus.

Termination of the Offering       The  offering  will  conclude  when all of the
                                  700,000  shares of common stock have been sold
                                  or  we,  in our  sole  discretion,  decide  to
                                  terminate the  registration of the shares.  We
                                  may decide to terminate the registration if it
                                  is no longer necessary due to the operation of
                                  the resale  provisions of Rule 144 promulgated
                                  under the  Securities Act of 1933. We also may
                                  terminate   the   offering   for   no   reason
                                  whatsoever.

Risk Factors                      The  securities  offered hereby involve a high
                                  degree of risk and should not be  purchased by
                                  investors  who cannot afford the loss of their
                                  entire   investment.    See   "Risk   Factors"
                                  beginning on page 4.

Common Stock Issued and
 Outstanding Before  Offering     2,300,000  shares  of  our  common  stock  are
                                  issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by our existing shareholders.

Common Stock Issued and
 Outstanding After Offering       2,300,000 shares

Use of Proceeds                   We will not receive any proceeds from the sale
                                  of   the   common   stock   by   the   selling
                                  shareholders.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

THE FOLLOWING TABLE PRESENTS SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA AND HAS BEEN DERIVED FROM OUR AUDITED FINANCIAL STATEMENTS FOR THE PERIOD SINCE INCEPTION UP TO FEBRUARY 28, 2009. THE INFORMATION BELOW SHOULD BE READ IN CONJUNCTION WITH "SELECTED HISTORICAL FINANCIAL AND OTHER DATA," "MANAGEMENT'S DISCUSSION AND PLAN OF OPERATIONS" AND OUR FINANCIAL STATEMENTS AND THE NOTES TO OUR FINANCIAL STATEMENTS, EACH OF WHICH IS INCLUDED IN ANOTHER SECTION OF THIS PROSPECTUS.

(US Dollars)                                              February 28, 2009
                                                          -----------------
           CONSOLIDATED STATEMENT OF OPERATIONS DATA:

           Revenues                                                --
           Total Operating Costs and Expenses                   5,206
                                                               ------
           Loss from Operations                                 5,206
           Interest Income(expense)-net                            --
                                                               ------
           Net (loss)                                           5,206

           CONSOLIDATED BALANCE SHEET DATA:

           Cash and Cash Equivalents                           39,794
                                                               ------
           Total Assets                                        51,794
           Total Liabilities                                    2,000
                                                               ------
           Total Stockholders' Equity                          49,794

                                  RISK FACTORS

The securities offered hereby involve a substantial risk of loss. Prospective investors should carefully consider the risks and uncertainties described below before making an investment in our securities. The risks and uncertainties described below are those which management currently believes may significantly affect us.

                          RISKS RELATED TO OUR BUSINESS

WE INCURRED HISTORICAL LOSSES AS A RESULT, WE MAY NOT BE ABLE TO GENERATE PROFITS, SUPPORT OUR OPERATIONS, OR ESTABLISH A RETURN ON INVESTED CAPITAL.

We incurred net losses from our inception, June 5, 2008 to the quarter ended February 28, 2009 in the amount of $5,206. In addition, we expect to increase our operating expenses to fund our anticipated growth. We cannot assure you that any of our business strategies will be successful or that significant revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis.

WE EXPECT OUR OPERATING LOSSES TO CONTINUE AND WE ARE UNCERTAIN OF OUR ABILITY TO FUNCTION AS A GOING CONCERN, INDICATING THE POSSIBILITY THAT WE MAY NOT BE ABLE TO OPERATE IN THE FUTURE.

We expect to incur increased operating expenses during the next 12 months. The amount of time required for us, as well as the net losses to be incurred in order for us to reach and sustain profitability is uncertain. The likelihood of our success must be considered in light of the problems, expenses, difficulties, and delays frequently encountered in connection with our business, including, but not limited to the increase in costs to be incurred for research and development, protection of our intellectual property and the marketing and delivery of our product. There can be no assurance that we will ever generate revenue or achieve profitability at all or on any substantial basis. In addition, we may never secure the funding necessary to continue our operations beyond the next twelve (12) months. We have no agreements, commitments or understandings to secure any additional funding. As such, we may not be able to continue as a going concern and you may lose some or all of your investment in our common stock.

OUR ADMINISTRATIVE COSTS WILL SUBSTANTIALLY INCREASE ONCE THE COMPANY BECOMES A REPORTING COMPANY, WHICH WILL NEGATIVELY AFFECT OUR PROFITABILITY.

We expect to incur additional administrative costs upon becoming a reporting company. At present, we anticipate that the costs to be incurred in order to comply with the reporting requirements to be imposed on the Company upon becoming a public company will be approximately $15,000 for the next twelve months. Although we have allocated such amount in our financial projections for the next twelve months, if such estimates are erroneous or inaccurate, or if we encounter unforeseen costs associated with becoming a reporting company, we may not be able to carry out our business plan, which could result in the failure of our business and you could lose your entire investment.

OUR CUSTOMERS ARE SMALL AND MEDIUM-SIZED BUSINESSES, WHICH CAN BE CHALLENGING TO COST-EFFECTIVELY REACH, ACQUIRE AND RETAIN.

Our services will be offered and provided to small and medium sized businesses ("SMBs"). To date, we have no customers that have registered for our service. In order to grow our revenue base, we must, strive to gain customers, sell additional services to any existing customers that may register with us in the future and encourage such customers to renew their agreements with us upon expiry. However, selling to and retaining SMBs can be more difficult than selling to and retaining large enterprises because SMB customers:

     *    are more price sensitive;

     *    are more difficult to reach with traditional marketing campaigns;

     * have high churn rates in part because of the nature of their businesses;

     * often require higher sales, marketing and support expenditures by vendors that sell to them per revenue dollar; and

     * are more vulnerable to negative changes in the general economic environment that may disrupt continued business operations.

If we are unable to cost-effectively market and sell our service to our target customers, our ability to grow our revenue quickly and become profitable will be harmed.

THE MARKET FOR OUR SERVICES IS PRICE SENSITIVE, AND IF THE PRICES WE CHARGE FOR OUR SERVICES ARE UNACCEPTABLE TO OUR CUSTOMERS, OUR OPERATING RESULTS WILL SUFFER.

Our services will be provided to SMBs which are very price sensitive. We have limited experience with respect to determining the appropriate prices for our services. As the market for our services matures, or as new competitors introduce new products or services that compete with ours, we may be unable to renew our agreements with existing customers or attract new customers at the same price or based on the same pricing model that we may have previously used. As a result, it is possible that competitive dynamics in our market may require us to change our pricing model or reduce our prices, which could negatively impact our revenue, gross margin and operating results.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO EVALUATE OUR CURRENT BUSINESS AND FUTURE PROSPECTS, AND MAY INCREASE THE RISK OF YOUR INVESTMENT.

Our company has been in existence only since June 2008. Our limited operating history will make it difficult to evaluate our current business and our future prospects. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries. If we do not address these risks successfully, our business will be harmed, which may increase the risk to an investment in our securities.

WE DEPEND SUBSTANTIALLY ON CUSTOMERS REGISTERING, RENEWING AND UPGRADING THEIR SUBSCRIPTIONS FOR OUR SERVICES. ANY DECLINE IN OUR CUSTOMER REGISTRATION, RENEWALS AND UPGRADES WOULD HARM OUR FUTURE OPERATING RESULTS.

Our services will be offered and rendered pursuant to service agreements that have a specific term and are not automatically renewable. Our ability to grow will be dependent in part on customers renewing their registration after the term of their initial subscriptions. Our customers' renewal rates may decline or fluctuate because of several factors, including their satisfaction or dissatisfaction with our services, the prices of our services, the prices of services offered by our competitors or reductions in our customers' spending levels. If our customers do not renew their subscriptions for our services, renew on less favorable terms, or do not register for other services offered by us, our revenue may grow more slowly than expected or decline and our profitability and gross margins may be harmed.

IF THE SECURITY MEASURES UNDERTAKEN BY US TO PROTECT OUR CUSTOMER'S DATA ARE BREACHED AND UNAUTHORIZED PARTIES ARE ABLE TO ACCESS A CUSTOMER'S DATA, WE MAY INCUR SIGNIFICANT LIABILITIES, OUR SERVICE MAY BE PERCEIVED AS NOT BEING SECURE AND CUSTOMERS MAY CURTAIL OR STOP USING OUR SUITE.

The services we plan to offer will involve the storage of large amounts of our customers' financial information. If our security measures are breached as a result of third-party action, employee error, malfeasance or otherwise, and someone obtains unauthorized access to our customers' data, we could incur significant liability to our customers. As a consequence, our business will suffer and our reputation may be irreparably damaged. Because techniques used to obtain unauthorized access to, or to sabotage, systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventive measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and we could lose sales and customers or we may be sued by our customers. We do not have, and are likely not to have for the foreseeable future, insurance that will adequately cover any liability to a customer under these circumstances.

IF WE DO NOT ACCURATELY AND TIMELY PROVIDE OUR SERVICES, OUR OPERATING RESULTS WILL GREATLY SUFFER.

Our ability to achieve success is dependent on our ability to accurately and timely provide our bookkeeping and accounting services. Any defect in the software used by us to provide our services, or any human errors that may occur, will significantly affect the quality of our end product (i.e. reconciliation of accounts or reports issued to clients). At this time, we have not established measures to detect defects in the software used, or to prevent human error. Our inability to timely detect and prevent such errors will greatly affect our end product and our operating results may suffer. Customers may also make warranty claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or costly litigation. We do not maintain and do not expect to maintain in the foreseeable future, insurance to adequately cover these risks.

IF WE DO NOT EFFECTIVELY BUILD AND TRAIN OUR DIRECT SALES FORCE AND OUR SERVICES AND SUPPORT TEAMS, OUR FUTURE OPERATING RESULTS WILL SUFFER.

We plan to build our direct sales force and our services and support teams to increase our customer base and revenue. We believe that there is significant competition for direct sales, service and support personnel with the skills and technical knowledge that we require. Our ability to achieve significant revenue growth will depend, in large part, on our success in recruiting, training and retaining sufficient numbers of personnel to support our growth. New hires require significant training and, in most cases, take significant time before they achieve full productivity. Our recent hires and planned hires may not become as productive as we expect, and we may be unable to hire or retain sufficient numbers of qualified individuals in the markets where we do business. If our efforts to build a direct sales force are not successful or do not generate a corresponding increase in revenue, our business will be harmed.

IF WE ARE UNABLE TO DEVELOP OUR SERVICES TO ADDRESS CHANGING CUSTOMER NEEDS, OR TO SELL OUR SERVICES INTO NEW MARKETS, OUR REVENUE WILL NOT GROW AS EXPECTED.

Our ability to attract new customers and increase revenue from existing customers will depend in large part on our ability to enhance and improve our services, to develop new services to existing clients, as well as to sell into new markets. The success of any enhancement or new service depends on several factors, including the timely completion, introduction and market acceptance of the enhancement or service. Any new service we develop or acquire may not be introduced in a timely or cost-effective manner and may not achieve the broad market acceptance necessary to generate significant revenue. Any new markets into which we attempt to sell our services may not be receptive. If we are unable to successfully develop or acquire new services, enhance our existing services to meet customer requirements or sell our services into new markets, our revenue will not grow as expected.

WE ARE VULNERABLE TO THE CURRENT ECONOMIC CRISIS WHICH MAY NEGATIVELY AFFECT OUR PROFITABILITY.

The worldwide recession is placing severe constraints on the ability of all companies, particularly smaller ones, to raise capital, operate effectively and profitably and to plan for the future. At the present time, it is not clear how big, or how severe, this economic crisis may be. As a small, start-up company we will be especially vulnerable to these conditions. If current economic conditions do not improve, or if it worsens, our business will likely be affected negatively and will suffer.

IF WE ARE UNABLE TO CONTROL THE COSTS OF PROVIDING OUR SERVICES, WE WILL BE UNABLE TO EARN PROFIT WITHIN THE TIMEFRAME WE ANTICIPATE.

An important element of our business plan is our ability to control the cost of providing our services to our clients or customers by retaining qualified bookkeepers within the Philippines. Retention of such bookkeepers entails minimal labor costs and our inability to retain qualified bookkeepers in the Philippines will likely result in an increase in our labor costs. Any increase in our costs will result in a decrease in our potential profit.

ASSERTIONS BY A THIRD PARTY THAT WE INFRINGE ITS INTELLECTUAL PROPERTY, WHETHER SUCCESSFUL OR NOT, COULD SUBJECT US TO COSTLY AND TIME-CONSUMING LITIGATION OR EXPENSIVE LICENSES.

The software and technology industries are characterized by the existence of a large number of patents, copyrights, trademarks and trade secrets and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition and become a publicly traded company, the possibility of intellectual property rights claims against us may grow. Our technologies may not be able to withstand any third-party claims or rights against their use.

Any intellectual property rights claim against us, with or without merit, could be time-consuming, expensive to litigate or settle and could divert management attention and financial resources. An adverse determination also could prevent us from offering our suite to our customers and may require that we procure or develop substitute services that do not infringe.

For any intellectual property rights claim against us or our customers, we may have to pay damages or stop using technology found to be in violation of a third party's rights. We may have to seek a license for the technology, which may not be available on reasonable terms, if at all, may significantly increase our operating expenses or may require us to restrict our business activities in one or more respects. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense.

GOVERNMENT   REGULATION  OF  THE  INTERNET  AND  E-COMMERCE  IS  EVOLVING,   AND
UNFAVORABLE CHANGES OR OUR FAILURE TO COMPLY WITH REGULATIONS COULD HARM OUR BUSINESS AND OPERATING RESULTS.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign agencies may become more likely. For example, the need for increased regulation in the area of data privacy, and laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information has been suggested by a number of politicians and if enacted could affect our customers' ability to use and share data, potentially reducing demand for our services. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business and operating results.

WE WILL RELY ON OUR KEY EMPLOYEES AND NEED ADDITIONAL PERSONNEL TO GROW OUR BUSINESS, AND THE LOSS OF ONE OR MORE KEY EMPLOYEES OR OUR INABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL COULD HARM OUR BUSINESS.

Our success and future growth depends to a significant degree on the skills and continued services of our key employee, Guilbert Cuison, our President, Secretary and Director. Our future success also depends on our ability to attract, retain and motivate highly skilled technical, managerial, sales, marketing and service and support personnel, including members of our management team. Competition for sales, marketing and technology development personnel is particularly intense in the software and technology industries. As a result, we may be unable to successfully attract or retain qualified personnel. Our inability to attract and retain the necessary personnel could harm our business. We have no employment agreement or insurance policy insuring the life of our president and thus we are at risk should he become incapacitated, die, or otherwise voluntarily leave our employ.

OUR OFFICERS AND DIRECTORS ARE INVOLVED IN OTHER BUSINESS ACTIVITIES WHICH MAY RESULT IN A CONFLICT OF INTEREST.

Our officers and directors currently provide services for others unrelated to the services they are providing to us. As a result, they may have conflicts of interest in allocating their time and activities among the Company and their other business endeavors. Further, we do not have any policies relative to the amount of time that our officers and directors are required to devote to the Company, nor do we have any policies or procedures relating to the review and approval of any transaction that may cause a conflict of interest for our officers and/or directors. As a result, our officers and/or directors may choose to allocate their time and business opportunities away from the Company and to other business endeavors in which they may have a greater financial interest in.

                       RISKS RELATING TO OUR COMMON STOCK

BECAUSE OUR DIRECTORS AND OFFICERS OWN 69.6% OF OUR OUTSTANDING COMMON STOCK, THEY CAN EXERT SIGNIFICANT INFLUENCE OVER CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our directors and officer collectively own approximately 69.6% of the outstanding shares of our common stock. Accordingly, they can exert significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and a change in control. The interests of our directors and officers may differ from the interests of our other shareholders and thus result in corporate decisions that are disadvantageous to our other shareholders.

CURRENTLY, THERE IS NO PUBLIC MARKET FOR OUR SECURITIES, AND THERE IS NO ASSURANCE THAT ANY PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING AND, EVEN IF QUOTED, THAT A VIABLE, LIQUID MARKET WITH LOW VOLATILITY WILL DEVELOP.

Currently, our common stock is not listed on any public market, exchange, or quotation system. Although we are taking steps to enable our common stock to be publicly traded, a market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the Over the Counter Bulletin Board (the "OTC Bulletin Board") upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the OTC Bulletin Board or if traded, a viable public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their stock. If our common stock is not quoted on the OTC Bulletin Board or if a viable public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased, rendering their shares effectively worthless and resulting in a complete loss of their investment.

We are planning to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc. ("FINRA") on our behalf so that we may quote our shares of common stock on the OTC Bulletin Board (which is maintained by the FINRA) commencing upon the effectiveness of our registration statement of which this prospectus is a part. We cannot assure you that such market maker's application will be accepted by the FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our shares will develop or the prices at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

BECAUSE WE WILL BE SUBJECT TO "PENNY STOCK" RULES ONCE OUR SHARES ARE QUOTED ON THE OTC BULLETIN BOARD, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.


Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission (the "SEC"). Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.


WE MAY BE EXPOSED TO  POTENTIAL  RISKS  RESULTING  FROM NEW  REQUIREMENTS  UNDER
SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending November 30, 2009, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2008. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of November 30, 2009. We have not yet begun our assessment of the effectiveness of our internal control over financial reporting and expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements. Further, implementing any appropriate changes to our internal controls may distract our officers and employees, entail substantial costs to modify our existing processes and take a significant amount of time to complete. Also, during the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" AND INFORMATION RELATING TO OUR BUSINESS THAT ARE BASED ON OUR BELIEFS AS WELL AS ASSUMPTIONS MADE BY US OR BASED UPON INFORMATION CURRENTLY AVAILABLE TO US. WHEN USED IN THIS PROSPECTUS, THE WORDS ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "INTEND," "MAY," "PLAN," "PROJECT," "SHOULD" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS RELATING TO OUR PERFORMANCE IN "BUSINESS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." THESE STATEMENTS REFLECT OUR CURRENT VIEWS AND ASSUMPTIONS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES. ACTUAL AND FUTURE RESULTS AND TRENDS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN SUCH STATEMENTS DUE TO VARIOUS FACTORS. SUCH FACTORS INCLUDE, AMONG OTHERS: GENERAL ECONOMIC AND BUSINESS CONDITIONS; INDUSTRY CAPACITY; INDUSTRY TRENDS;
COMPETITION; CHANGES IN BUSINESS STRATEGY OR DEVELOPMENT PLANS; PROJECT PERFORMANCE; AVAILABILITY, TERMS, AND DEPLOYMENT OF CAPITAL; AND AVAILABILITY OF QUALIFIED PERSONNEL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS. SUBJECT AT ALL TIMES TO RELEVANT SECURITIES LAW DISCLOSURE REQUIREMENTS, WE EXPRESSLY DISCLAIM ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATE OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH REGARD THERETO OR ANY CHANGES IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED. IN ADDITION, WE CANNOT ASSESS THE IMPACT OF EACH FACTOR ON OUR BUSINESS OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS.

                               TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares offered at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

                                    DILUTION

The common stock to be sold by the selling shareholders in this Offering is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                           SHARES ELIGIBLE FOR RESALE

The shares of our common stock sold by the selling shareholder in this offering will generally be freely transferable without restriction or further registration under the Securities Act, except that any shares of our common stock held by an "affiliate" of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 generally provides that a person who is an affiliate of ours, or has been an affiliate of ours at any time during the three months preceding a sale, who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their securities provided that they sell only a number of securities that does not exceed the greater of either of the following:

     *    1.0% of the number of shares of our common stock then outstanding; and

     * if the shares of common stock are listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock subject only to the availability of current public information regarding us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned for at least one year shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock under Rule 144 without regard to the current public information requirements of Rule 144.

                            SELLING SECURITY-HOLDERS

The table below sets forth certain information regarding the beneficial ownership of the common stock by the selling shareholders and as adjusted to give effect to the sale of the shares offered in this prospectus. The holders listed below all acquired or were granted the shares in the ordinary course of business. They were issued either as part of our financings or for services provided to the company either financially or otherwise.

                                                                                       Ownership after Offering
                                                                                     ----------------------------
                                                                                     Number of        Percentage
                                                                                      Shares          of Shares
                                                                      Shares to        to Be            to Be
                                                                     be Sold in     Beneficially     Beneficially
                                                       Shares           this         Owned after      Owned after
         Name(1)                                        Owned         Offering      the Offering     the Offering
         -------                                        -----         --------      ------------     ------------
Mary Anne R. Vargas
   774 Yishun Ave. 3 #12-175
   Singapore, Singapore 760774                         20,000          20,000             0                0
Ronald Alayon
   506B North Serangoon Ave 4
   Singapore, Singapore 552506                         20,000          20,000             0                0
Danila De Silva-Golez
   Block 117 Bishan St. 12#20-29
   Singapore, Singapore 570117                         20,000          20,000             0                0
Cyrhyl Zaballa Racho
   943 Serangoon Rd.
   Singapore, Singapore 5328129                        20,000          20,000             0                0
Kathleen Grace Barte Bustillo
   Blk 111 Serangoon North Ave 1, #03-595
   Singapore, Singapore 550111                         20,000          20,000             0                0
Ho Chee Hong
   Blk 112 Hougang Ave 1, #05-1102
   Singapore, Singapore 530112                         20,000          20,000             0                0
Rodel Lazarte Bacolor
   Unit 03-132 Block 520 Serangoon North Ave. 4
   Singapore, Singapore 550520                         20,000          20,000             0                0
Anna Lyn Co
   Block 101 Whampoa Drive, #24-172
   Singapore, Singapore 323101                         20,000          20,000             0                0
Percival R. Postrado
   Compassvale St. Sengkang
   Singapore, Singapore 297541                         20,000          20,000             0                0
Leticia De Silva
   Blk 117 Bishan St. 12#20-29
   Singapore, Singapore 570117                         20,000          20,000             0                0
Ria Elaine A. Martin
   Block 101 Whampoa Drive, #24-172
   Singapore, Singapore 323101                         20,000          20,000             0                0
Eddie Beraya
   Blk 878 Woodlands Ave 9#03-290
   Singapore, Singapore 730878                         20,000          20,000             0                0

Julie Ann Christine Sy
   Blk 605 Ang Mo Kio Ave 5
   Singapore, Singapore 560605                         20,000          20,000             0                0
Gregory B. Puruggahan Jr.
   Blk 373 Woodland Ave.
   Singapore, Singapore 730878                         20,000          20,000             0                0
William G. Torrena Jr.
   Blk 878 Woodlands Ave 9#03-290
   Singapore, Singapore 730878                         20,000          20,000             0                0
Raynor Carlito C. Lantin Jr.
   Blk 102 Bukit Batok West Ave 6 #03-90
   Singapore, Singapore 650102                         20,000          20,000             0                0
Jayvee Pascual Ramos
   Blk 102 Bukit Batok West Ave 8 #03-90
   Singapore, Singapore 650102                         20,000          20,000             0                0
Mohamed Helmee Khan Surattee
   892A Tampines Ave 8 #01-24
   Singapore, Singapore 521892                         20,000          20,000             0                0
Vidliya Sonny Alcantara
   Block 110 Jurong East St. 13 #02-316
   Singapore, Singapore 600110                         20,000          20,000             0                0
Dexter Jiao
   Blk 619 Bedok Reservoir Rd. #10-1392
   Singapore, Singapore 470619                         20,000          20,000             0                0
Enrico Padama
   511 Guillemand Rd., #08-05 Gradlink Square
   Singapore, Singapore                                20,000          20,000             0                0
Lielany Abarientos Labsan
   48 Toh Tuck Rd., #06-07
   Singapore, Singapore 596739                         20,000          20,000             0                0
Mario Tabilin
   Buangkok Green at Peianggi Villa
   Singapore, Singapore 539754                         20,000          20,000             0                0
Cynthia O. Martinez
   46B Toh Tuck Rd. #01-10 Signature Park
   Singapore, Singapore 596748                         20,000          20,000             0                0
Estrella P. de los Reyes
   48A Toh Tuck Rd. 0402 Signature Park
   Singapore, Singapore 596740                         20,000          20,000             0                0
Rebecca G. Gacayan
   #29 Hillview Ave. #09-07
   Singapore, Singapore 669561                         20,000          20,000             0                0
Honey Patay
   48A Toa Tuck Rd., #03-05 Signature Park
   Singapore, Singapore 586740                         20,000          20,000             0                0
Edwina R. Iluis
   12 Mimosa Rd.
   Singapore, Singapore 807978                         20,000          20,000             0                0
Hashimah Bt Hashim
   605 Bedok Reservoir Rd. #02-578
   Singapore, Singapore 470605                         20,000          20,000             0                0

Aileen Valliente Rustia
   52 Duchess Ave. #04-09
   Singapore, Singapore 269197                         20,000          20,000             0                0
Daisy C. Pisala
   48A Toh Tuck Rd. #05-03 Signature Park
   Singapore, Singapore 596740                         20,000          20,000             0                0
Thelma A. Domingo
   57 Mimosa Rd., 01-59 Mimosa Park
   Singapore, Singapore 808014                         20,000          20,000             0                0
Helen J. Estefani
   65 Mimosa Crescent, #08-47
   Singapore, Singapore 808036                         20,000          20,000             0                0
Charlie Anislagon
   01-43 Mimosa Rd.
   Singapore, Singapore 808005                         20,000          20,000             0                0
Jeminah Marie A. Vitangcol.
   Blk 101 #24-172 Whampoa Drive
   Singapore, Singapore 323101                         20,000          20,000             0                0

----------
(1) Unless otherwise indicated, the selling shareholders have sole voting and investment power with respect to their shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling shareholders.

To our knowledge, none of the selling shareholders:

     a. has had a material relationship with the Company (other than as a shareholder) at any time within the past three years; or

     b. has ever been an officer or director of the Company, except as may be noted above;

     c. are related to our officers and directors, except as may be noted above; or

     d.   is a registered broker-dealer or an affiliate of a broker-dealer

In recognition of the fact that the selling shareholders may wish to be legally permitted to sell their shares of common stock when they deem appropriate, we agreed with the selling shareholders to file with the SEC, under the Securities Act, a registration statement on Form S-1, of which this prospectus is a part, with respect to the resale of the shares of common stock, and have agreed to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement in effect until the shares of common stock are no longer required to be registered for the sale thereof by the selling shareholders. In accordance with the Securities Act, certain of the selling shareholders may not use the shares of our common stock sold under this registration statement to cover short positions taken since this registration statement was filed.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

We intend to apply to have our shares of common stock registered on the OTC Bulletin Board. We anticipate that once the shares are trading on the OTC Bulletin Board or any other market the selling shareholders will sell their shares directly into any such market.

The selling shareholders will initially sell our shares at $0.10 per share until such time as our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions. We do not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

The shares may also be sold in compliance with Rule 144 of the Securities Act.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and we have informed them that they may not, among other things:

     1.   engage in any stabilization activities in connection with the shares;

     2. effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and

     3. bid for or purchase any of the shares or rights to acquire the shares or attempt to induce any person to purchase any of the shares or rights to acquire the shares, other than as permitted under the Securities Exchange Act of 1934.

                            DESCRIPTION OF SECURITIES

GENERAL

Our total authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share.

COMMON STOCK

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of common stock are entitled to share ratably in dividends, as may be declared by our Board of Directors out of funds legally available therefore. In the event we are liquidated, dissolved or wound up, holders of the common stock shall be entitled to share ratably in all assets remaining, if any, after payment of liabilities, subject to the rights of the holders of preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their shares of common stock into any other securities.

We are authorized to issue up to 50,000,000 shares of common stock, par value $0.001 per share. As of June 14, 2009, there are 2,300,000 shares of our common stock outstanding.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                              LEGAL REPRESENTATION

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten Savage LLP, at 600 Lexington Avenue, New York, New York 10022.

                                     EXPERTS

The financial statements included in this prospectus and the registration statement have been audited by Maddox Ungar Silberstein, PLLC to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                 TRANSFER AGENT

We do not currently have a transfer agent. We are currently in the process of identifying potential transfer agents and plan to select one as soon as practicable.

                             DESCRIPTION OF BUSINESS

GENERAL

We were  incorporated  in the state of Nevada  on June 5,  2008,  under the name
Business Outsourcing Services, Inc., and are engaged in providing online accounting and bookkeeping services to small and medium sized companies who seek to save money by outsourcing these services.

We plan to use a secure web site for our services and to facilitate the exchange of information between our clients and ourselves.

Prospective clients who visit our web will find comprehensive information regarding the services we offer. If they so choose, prospective clients may also register for our services through the same website. Our products and services will be delivered and/or rendered through a "Client Portal" on our web site.

Upon registration, we will offer each client a one-hour telephone "Needs Analysis" to start each client engagement. The Needs Analysis will be conducted at a pre-arranged time and date before we commence any work for the client. Through the Needs Analysis, we are able to assess which services best suite the individual needs of each client. This will also enable us to provide each client with a more accurate quote for the services rendered for first three months of engagement. The initial three month period is further intended to allow us to develop a foundation for ongoing discussions with the client about what they can expect from us and the services that we are able to provide.

We will offer our clients a number of service options to choose from including the following:

     1.   Bookkeeping Services only

     2. Bookkeeping & Accounting Service including preparation of financial statements

     3.   Payroll

     4.   Customized management reports

The rate for our services will be $30.00 per hour. However, each customer will be advised that they have the option to pre-pay for blocks of hours at a reduced rate as follows:

                     Hours             Rate
                     -----             ----
                       5              $29.00
                      10              $28.00

                      25              $27.50
                      50              $25.00
                     100              $22.50

Payment for our services will be processed via the Paypal(TM) payment system.

HOW IT WORKS

Our products and services will be delivered and/or rendered through a "Client Portal" on our web site. Clients are requested to register a valid user name and password in order to enter the Client Portal. Once logged in they will have access to a left column navigation bar with a series of click-through choices including:

"SECURE FOLDER" - Each client will have access to their own "Secure Folder" that is available to them 24-hours a day, seven days a week. This folder is also accessible to our staff bookkeeper or accountant that is tasked with the customer's data and our web site administrator, which will be one of the directors of the company. The Secure Folder is used to store documents and other pertinent information uploaded by our clients and used by our bookkeepers and/or accountants for the services rendered by us. The information contained in this folder will be encrypted and the transmission of information is encrypted using 128 bit encryption to ensure the customers' information privacy. Further, the documents and information stored in this folder will be automatically time and date stamped upon uploading, as well as each time any of our staff renders any work on the file. This feature enables our clients to constantly inform themselves of the progress made on their file.

"NOTES"- A Notes section will also be included and is intended to provide clients and our staff with designated a separate platform for exchanging notes and comments relative to the file. This also provides our clients with a platform wherein they can request details regarding a file or request a target date for completion of a particular task. Further, clients are granted access to these section 24-hours a day, seven days a week.

"Work In Progress"- The Work In Progress folder contains the information necessary for the percentage of completion calculations and further provides critical information relative to the total value and progress of work on hand. These updates will be color coded for easy recognition.

Each of our staff members are guided by specific instructions regarding how to address particular concerns or questions and are required to respond to all queries in a timely manner. Questions or comments may also be referred to one of the directors of the firm.

"Submit Documents" - This section provides our clients with a separate tab wherein our clients can upload documents for submission to us. A copy of all documents uploaded into this folder is retained and may be retrieved by the client at any given time.

"Contact Us"- This section provides our clients with a separate tab for contacting us in the event that any problems are encountered during their visit to our website. In this tab, clients will find a phone number to our customer relations department as well as other pertinent contact information.

We will recommend that all clients use high speed internet connection and a dual page scanner device for those documents that will be sent to us in PDF format.

We plan to use an accounting and bookkeeping software program such as QuickBooks that is well recognized in the marketplace and comes with software support from that company.

We will also have the following modules, accessible by our staff:

BOOKKEEPER MODULE: In this section, a bookkeeper is able to log into his account, view the companies he is assigned to work on and the work files associated with these companies. He is able to see the notes from our clients, as well as any comments or notes posted by out manager and post responses to all parties.

ADMINISTRATIVE MODULE: The Administrative Module is accessible only to the administrator. It permits the administrator to view the progress on all projects and grants him access to notes and comments posted by our customers as well as our staff. The administrator is also able to create company or bookkeeper accounts, and has the ability to suspend accounts or modify passwords if necessary.

PRODUCT DEVELOPMENT TIMELINE

Below is a summary of the various phases of our plan for the next twelve (12) months in order to execute our business plan. We must complete all the items listed below in order for us to generate revenues.

THIRD QUARTER OF 2009 - During this time, we intend to conclude discussions with a development contractor for the establishment and creation of our website, design the specifications of our system and procure a web hosting company. We expect that this process will take roughly one month. We also intend to proceed with acquiring office space, obtain telephone and internet service. At the end of the third quarter of 2009, we intend to complete the "information only" version of our website in order to build interest in the company during the development phase and encourage web site visitors to return at a later date.


FOURTH QUARTER OF 2009 - During this period, we intend to continue with our web site development work, including the "Client Portal" and the "Administrative Module." To further strengthen our future marketing campaign, we intend to study our Google Adwords marketing program in order to determine whether it is necessary for the Company to consider alternate marketing programs. We also anticipate developing an orientation program for our staff members during the fourth quarter of 2009. Lastly, we anticipate that we will complete the development of our software during this period.


FIRST QUARTER OF 2010 - During the first quarter of 2010, the Company will continue the development and testing of all aspects of our website and complete the orientation and training program of our staff. We also anticipate using this period to review and modify, if found to be necessary, the benchmarks set during the last two (2) quarters of 2009 and make any adjustments thereto in anticipation of our launch in the second quarter of 2010.

SECOND QUARTER OF 2010 - We anticipate completing all development work on our website during the second quarter of 2010. We also intend to initial the beta testing of our Client Portal with potential clients, as well as test the Administrative Portal with our contractors. We will make any modifications to our Client Portals and Administrative Portals based on the outcome of our beta testing and we anticipate that any such modifications will be completed during this period. During this time, we also intend to begin hiring the necessary staff for our operations, as well as launching an aggressive marketing campaign for our product. Lastly, we anticipate launching our website towards the end of the second quarter of 2010.

MARKETING STRATEGY

We are planning a multi-faceted strategy to market our services. These include email broadcasts to individuals or entities that we will acquire from list brokers, purchasing advertising in magazines targeted towards small business and using small classified ads in newspapers.

ONLINE ADVERTISING

A majority of our advertising and promotional activities will be centered on an online advertising campaign using Google Adwords. The Google Adwords programs will allow us to customize the text of the advertisement, the frequency the ad appears and the length of the contract.

EMAIL ADVERTISING CAMPAIGN

We plan to leverage on the well developed lists of prospective customer already available from companies such as infoUSA.com and Constant Contact. By adding an email advertising component to our marketing efforts we will be able to move faster in building brand name awareness in the marketplace.

MAGAZINE ADVERTISING

There are a number of hard copy and electronic magazines that appeal to small and medium size business owners including Business Week, Entrepreneur.com magazine and Small Business Opportunities. We plan to examine these publications and thereafter, make a selection as to which magazines may be most suitable for our advertising needs.

PUBLISHED ARTICLES AND WHITE PAPERS

Each of our Directors will write articles and white papers which are intended for publication in magazine, newsletters, e-zines, forums that cater to the needs of small and medium-sized business in the United States and Canada.

OUTBOUND CALLING

We will work with some call centers in India and Philippines. These call centers will call small and middle-sized businesses in the United States and solicit their business. The call center will earn 15-25% of the billing of each customer that purchases our services.

REFERRAL PROGRAM

We intend to implement a referral program. People or organizations that refer business will be paid a commission that ranges between 5-25% of the bill rate of the particular customer they refer. A simple referral will earn the referee 5% and a closed sale can earn up to 25%.

ONLINE FORUMS & CLASSIFIED

There are a number of classified web sites and forums that are targeted toward small business. Some are free to post such as www.craigslist.com and www.kijiji.com. We plan to make extensive use of free forums and classified sites.

SEARCH ENGINE OPTIMIZATION

An in-house marketing strategy that we plan to employ is to install meta-tags on every page of our web site. These are code words that reside in the hidden infrastructure of a web page and help to highlight a web page when someone is using a search engine to find information. For example, by including the words such as "BOOKKEEPING ACCOUNTING SERVICES" in the meta tags, our web pages will appear higher on the search page results of search engines like Google, Yahoo, AltaVista, Dogpile and others. This approach is commonly referred to as search engine optimization. By achieving a higher ranking in the search page results we hope to increase the number of web visitors that come to see our web page and decide to do business with us.

We intend to conduct quarterly reviews to monitor the effectiveness of our entire marketing plan and what adjustments if any could be made.

COMPETITION

The industry in which we are engaged is highly competitive. We compete against a number of online firms that have been in business for a longer period of time compared to us, as well as established bookkeeping and accounting firms that do not have an online application.

@BC BOOKKEEPING - Viejo, CA

This company has a modest web site that gives very little information regarding the type of accounting and bookkeeping services that are offered. The website also does not indicate the manner in which their services are provided to their customers.

BILL.COM - Palo Alto, CA

Bill.com provides automated services for account payables, check writing, document filing tasks and other day-to-day financing tasks. It also provides customers with a platform for storing digital images and other important documents. It is a private company that has already received funding from venture capitalists Doll Capital Management and Emergence Capital along with funding from other private investors who have chosen to support the company.

LEDGERSONLINE - Vancouver, BC, Canada

An international company that works with a wide range of companies including start-ups, resource companies and other small to medium size businesses. It delivers outsourced online bookkeeping & accounting services that, much like our service, enables its customers to access their account from any place in the world and at any time. LedgersOnline market their services by emphasizing that they offer services that range from basic bookkeeping to comprehensive Chief Financial Officer services that are accessible through a third party website, toffsontax.com.

ONLINE BOOKKEEPING SERVICES - Midland, WA

Based in Washington State, this company has a modest looking web site that promotes the various services they offer such as payroll processing, accounts payable, sales and inventory management, consulting services, secretarial services and financial management services. Online Bookkeeping Services has been providing its services since 2003. However, according to their website, their services are limited to small and medium businesses in Western Australia.

Start-up companies from around the globe including business in India and the Philippines are already doing business in America. The low cost of labor and the availability of high speed data transmissions has dramatically reduced the impact of working from a remote location to serve clients.

EMPLOYEES

As of April 1, 2009, we have 1 employee.

RESEARCH AND DEVELOPMENT EXPENDITURES

We anticipate that we will incur research and development expenditures in the amount of $17,500.

SUBSIDIARIES

None.

PATENTS AND TRADEMARKS

None.

                             DESCRIPTION OF PROPERTY

We currently maintain our corporate office at 1001 SW 5th Avenue, Suite 1100, Portland, Oregon, 97204. We pay a monthly rent of $260 for this space.

                                LEGAL PROCEEDINGS

There are no pending, nor to our knowledge threatened, legal proceedings against us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our common stock. We anticipate applying for quotation of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we cannot assure you that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize.


The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:


     (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

     (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws;

     (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

     (d) contains a toll-free telephone number for inquiries on disciplinary actions;

     (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and


     (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.


The broker or dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

     (a)  bid and offer quotations for the penny stock;

     (b) the compensation of the broker-dealer and its salesperson in the transaction;

     (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

RULE 144 SHARES

There are currently no outstanding warrants for the purchase of shares of common stock and no shares of common stock reserved under any employee stock option plans. As of the date of this prospectus, 2,300,000 shares of common stock are issued and outstanding, including the 700,000 shares of common stock which have been registered for resale in this prospectus. There currently are no shares of common stock or common stock equivalents which can be resold in the public market in reliance upon the safe harbor provisions of Rule 144, as promulgated under the Securities Act of 1933.

As of the date of this prospectus, persons who are our affiliates hold 1,600,000 shares of our outstanding common stock. In general, under Rule 144, as currently in effect, a person who is an affiliate of ours, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock for at least six months would be entitled to sell their securities provided that they sell only a number of securities that does not exceed the greater of either of the following:

     (a) 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 23,000 shares as of the date of this prospectus; or

     (b) If our shares are listed on a national securities exchange (which listing is not currently contemplated), the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

These sales under Rule 144 are also subject to the availability of current public information about us.

SHAREHOLDERS OF OUR COMMON STOCK

As of the date of this prospectus, we have 37 shareholders of record.

DIVIDENDS

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any securities authorized for issuance under any equity compensation plans.

                       BUSINESS OUTSOURCING SERVICES INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                                FEBRUARY 28, 2009

Report of Independent Registered Public Accounting Firm                    F-1

Balance Sheet as of November 30, 2008                                      F-2

Statement of Operations for the period from
June 5, 2008 (inception) to November 30, 2008                              F-3

Statement of Stockholders' Equity as of November 30, 2008                  F-4

Statement of Cash Flows for the period from
June 5, 2008 (inception) to November 30, 2008                              F-5

Notes to Financial Statements from June 5, 2008 (inception)
to November 30, 2008                                                       F-6

Balance Sheets as of February 28, 2009 (unaudited)
and as of November 30, 2008 (audited)                                      F-12

Statements of Operations for the Three Months Ended
February 28, 2009 and for the period from
June 5, 2008 (inception) to February 28, 2009 (unaudited)                  F-13

Statement of Stockholders' Equity for the period from
June 5, 2008 (inception) to February 28, 2009 (unaudited)                  F-14

Statements of Cash Flows for the Three Months Ended
February 28, 2009 and for the period
from June 5, 2008 (inception) to February 28, 2009 (unaudited)             F-15

Notes to Financial Statements                                              F-16

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
---------------------------------------------------------
                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                             www.maddoxungar.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Business Outsourcing Services, Inc.
Portland, Oregon

We have audited the accompanying balance sheet of Business Outsourcing Services, Inc., as of November 30, 2008, and the related statement of operations, stockholders'  equity,  and  cash  flows  for  the  period  from  June  5,  2008
(inception) to November 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Business Outsourcing Services, Inc., as of November 30, 2008 and the results of its operations and its cash flows for the period from June 5, 2008 (inception) to November 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has no established source of revenue. This raises substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty. Management's plans with regard to these matters are described in Note 7.


/s/ Maddox Ungar Silberstein, PLLC
--------------------------------------------
Maddox Ungar Silberstein, PLLC
Bingham Farms, Michigan
February 12, 2009

                       BUSINESS OUTSOURCING SERVICES INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                             AS OF NOVEMBER 30, 2008

                                     ASSETS
Current assets
  Cash and cash equivalents                                                           $ 55,000
                                                                                      --------

Total assets                                                                          $ 55,000
                                                                                      ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Current liabilities
  Accrued expenses                                                                    $  3,000
  Due to stockholder                                                                       500
                                                                                      --------
Total liabilities                                                                        3,500
                                                                                      --------
Stockholders' equity
  Authorized - 50,000,000 common shares with a par value of $0.001 per share
  Issued and outstanding - 2,300,000 common shares  (Note 4)                             2,300
  Additional paid-in capital                                                            52,700
  Deficit accumulated during the development stage                                      (3,500)
                                                                                      --------
Total stockholders' equity                                                              51,500
                                                                                      --------

Total liabilities and stockholders' equity                                            $ 55,000
                                                                                      ========


   The accompanying notes are an integral part of these financial statements.

                       BUSINESS OUTSOURCING SERVICES INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
        FOR THE PERIOD FROM JUNE 5, 2008 (INCEPTION) TO NOVEMBER 30, 2008



REVENUE                                                             $        --
                                                                    -----------
OPERATING EXPENSES
  Accounting and legal                                                    3,000
  Incorporation costs                                                       500
                                                                    -----------

Loss before income taxes                                                 (3,500)

Provision for income taxes                                                   --
                                                                    -----------

Net loss                                                            $    (3,500)
                                                                    ===========

Basic and Diluted loss per share (1)                                         (1)
                                                                    ===========

Weighted Average Number of Common Shares Outstanding                  2,300,000
                                                                    ===========

----------
(1) less than $0.01


   The accompanying notes are an integral part of these financial statements.

                       BUSINESS OUTSOURCING SERVICES INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                             AS OF NOVEMBER 30, 2008

                                                                                    Deficit
                                                                                  Accumulated
                                           Common Stock           Additional      During the         Total
                                        -------------------         Paid in       Development     Stockholders'
                                        Shares       Amount         Capital          Stage           Equity
                                        ------       ------         -------          -----           ------
Inception, June 5, 2008                      --      $     0       $      0        $      0        $      0

Shares issued to founder on
June 5, 2008 @ $0.0125 per share      1,600,000        1,600         18,400              --          20,000

Private placement on June 5, 2008
 @ $0.05 per share                      700,000          700         34,300              --          35,000

Net loss for the period                      --           --             --          (3,500)         (3,500)
                                      ---------      -------       --------        --------        --------

Balance, November 30, 2008            2,300,000      $ 2,300       $ 52,700        $ (3,500)       $ 51,500
                                      =========      =======       ========        ========        ========


   The accompanying notes are an integral part of these financial statements.

                       BUSINESS OUTSOURCING SERVICES INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM JUNE 5, 2008 (INCEPTION) TO NOVEMBER 30, 2008



CASH FLOWS USED IN OPERATING ACTIVITIES
  Net loss for the period                                              $ (3,500)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
     Increase in accrued expenses                                         3,000
     Increase in due to stockholder                                         500
                                                                       --------

Net cash used in operating activities                                        --

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                                 55,000
                                                                       --------

Change in cash during the period                                         55,000

Cash, beginning of the period                                                --
                                                                       --------

Cash, end of the period                                                $ 55,000
                                                                       ========

Supplemental disclosures with respect to cash flows:
  Cash paid for income taxes                                           $     --
                                                                       ========
  Cash paid for interest                                               $     --
                                                                       ========


   The accompanying notes are an integral part of these financial statements.

                       BUSINESS OUTSOURCING SERVICES INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 2008


NOTE 1 - NATURE OF OPERATIONS

Business Outsourcing Services Inc. ("the Company"), incorporated in the state of Nevada on June 5, 2008, is engaged in providing online bookkeeping services to small and medium sized companies.

The company has limited operations and in accordance with SFAS#7 is considered to be in the development stage.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING BASIS
These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

FINANCIAL INSTRUMENTS
The Company's financial instrument consist of cash and equivalents, accrued expenses, and an amount due to stockholder.

The amount due to stockholder is non interest-bearing. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from its other financial instruments and that their fair values approximate their carrying values except where separately disclosed. See
Note 3 below.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

LOSS PER SHARE
Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive. The Company has not issued any potentially dilutive common shares.

Basic loss per share is calculated using the weighted average number of common shares outstanding and the treasury stock method is used to calculate diluted earnings per share. For the years presented, this calculation proved to be anti-dilutive.

DIVIDENDS
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

                       BUSINESS OUTSOURCING SERVICES INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 2008


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES
The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

NOTE 3 - DUE TO STOCKHOLDER

The amount owing to stockholder is unsecured, non-interest bearing and has no specific terms of repayment.

NOTE 4 - STOCKHOLDERS' EQUITY

Common Shares - Authorized

The company has 50,000,000 common shares authorized at a par value of $0.001 per share.

Common Shares - Issued and Outstanding

During the year, the company issued 2,300,000 common shares for total proceeds of $55,000.

As at November 30, 2008, the company has no warrants or options outstanding.

NOTE 5 - INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $770, which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $3,500.

                       BUSINESS OUTSOURCING SERVICES INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 2008


NOTE 6 - RELATED PARTY TRANSACTION

As at November 30, 2008, there is a balance owing to a stockholder of the Company in the amount of $500.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The Company has no established source of revenue. This raises substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

The Company's activities to date have been supported by equity financing. It has sustained losses in all previous reporting periods with an inception to date loss of $3,500 as of November 30, 2008. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENTS

Below is a listing of recent accounting standards and their effect on the Company.

STATEMENT  NO.  150  -  ACCOUNTING  FOR  CERTAIN   FINANCIAL   INSTRUMENTS  WITH
CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY (ISSUED 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

STATEMENT NO. 151- INVENTORY COSTS-AN AMENDMENT OF ARB NO. 43, CHAPTER 4 (ISSUED 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, INVENTORY PRICING, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period  charges...." This
Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

                       BUSINESS OUTSOURCING SERVICES INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 2008


NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

STATEMENT NO. 152 - ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS (AN AMENDMENT OF FASB STATEMENTS NO. 66 AND 67)

This Statement amends FASB Statement No. 66, ACCOUNTING FOR SALES OF REAL ESTATE, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position
(SOP) 04-2, ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS.

This Statement also amends FASB Statement No. 67, Accounting FOR COSTS AND INITIAL RENTAL OPERATIONS OF REAL ESTATE PROJECTS, states that the guidance for
(a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.

STATEMENT NO. 153 - EXCHANGES OF NON-MONETARY ASSETS (AN AMENDMENT OF APB OPINION NO. 29)

The guidance in APB Opinion No. 29, ACCOUNTING FOR NON-MONETARY TRANSACTIONS, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, includes certain exceptions to the principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

STATEMENT NO. 154 - ACCOUNTING CHANGES AND ERROR CORRECTIONS (A REPLACEMENT OF APB OPINION NO. 20 AND FASB STATEMENT NO. 3)

This Statement replaces APB Opinion No. 20, ACCOUNTING CHANGES, and FASB Statement No. 3, REPORTING ACCOUNTING CHANGES IN INTERIM FINANCIAL STATEMENTS, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

SFAS NO. 155 ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS-AN AMENDMENT OF FASB STATEMENTS NO. 133 AND 140

This statement amends FASB Statements No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006.

                       BUSINESS OUTSOURCING SERVICES INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 2008


NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

SFAS NO. 156 ACCOUNTING FOR SERVICING OF FINANCIAL ASSETS-AN AMENDMENT OF FASB STATEMENT NO. 140

This statement amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing liabilities. An entity should adopt this statement as of the beginning of its first fiscal year that begins after September 15, 2006.

SFAS NO. 157 FAIR VALUE MEASUREMENTS

In September 2006, the FASB issued SFAS No. 157, FAIR VALUE MEASUREMENTS, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning May 1, 2008.

SFAS NO. 158 EMPLOYERS' ACCOUNTING FOR DEFINED BENEFIT PENSION AND OTHER POSTRETIREMENT PLANS-AN AMENDMENT OF FASB STATEMENTS NO. 87, 88, 106, AND 132(R))

This statement improves the financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liabilities in its statement of financial positions and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

SFAS NO. 159 THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES-INCLUDING AN AMENDMENT OF FASB
STATEMENT NO. 115

This statement permits entities to choose to measure many financial instruments and certain items at fair value. The objective is to improve the financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007.

SFAS NO. 160 NON-CONTROLLING INTEREST IN CONSOLIDATED FINANCIAL STATEMENTS-AN AMENDMENT OF ARB NO. 51

This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It also changes the way the consolidated income statement is presented for non-controlling interest. This statement improves comparability by eliminating diversity of methods. This statement also requires expanded disclosure.

                       BUSINESS OUTSOURCING SERVICES INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 2008


NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

SFAS NO. 161

This statement is intended to enhance the disclosure requirements for derivative instruments and hedging activities as required by SFAS 133.

SFAS NO. 162

This statement indentifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements for entities that are presented in conformity with generally accepted accounting principles in the United States, (the GAAP hierarchy).

FIN NO. 48

In June 2006, the FASB issued Interpretation No. 48 ("FIN No. 48"), ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES--AN INTERPRETATION OF FASB STATEMENT NO. 109, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. The Interpretation provides a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under FIN No. 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN No. 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is effective for us beginning July 1, 2007.

In June 2006, the FASB ratified the Emerging Issues Task Force ("EITF") consensus on EITF Issue No. 06-2, "Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43." EITF Issue No. 06-2 requires companies to accrue the costs of compensated absences under a sabbatical or similar benefit arrangement over the requisite service period. EITF Issue No. 06-2 is effective for us beginning July 1, 2007. The cumulative effect of the application of this consensus on prior period results should be recognized through a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. Elective retrospective application is also permitted.

Staff Accounting Bulletin ("SAB") No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Current Year Misstatements. SAB No. 108 requires companies to quantify misstatements using both a balance sheet (iron curtain) and an income statement (rollover) approach to evaluate whether either approach results in an error that is material in light of relevant quantitative and qualitative factors, and provides for a one-time cumulative effect transition adjustment. SAB No. 108.

The FASB has replaced SFAS No. 141 with a new statement on Business Combinations that changes the way that minority interest is recorded and modified as a parent's interest in a subsidiary changes.

The adoption of these and other new statements is not expected to have a material effect on the Company's current financial position, results or operations, or cash flows.

                       BUSINESS OUTSOURCING SERVICES INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                                                         February 28,        November 30,
                                                                             2009               2008
                                                                           --------           --------
                                                                          (unaudited)         (audited)
ASSETS

Current assets
  Cash and bank accounts                                                   $ 39,794           $ 55,000
  Prepaid expenses                                                            3,000                 --
                                                                           --------           --------
                                                                             42,794             55,000

Software development                                                          9,000                 --
                                                                           --------           --------

Total assets                                                               $ 51,794           $ 55,000
                                                                           ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                                                         $  1,500           $  3,000
  Due to stockholder                                                            500                500
                                                                           --------           --------
    Total liabilities                                                         2,000              3,500
                                                                           --------           --------

Stockholders' equity
  Authorized
    50,000,000 Common shares with a par value of $0.001 per share
  Issued and outstanding - 2,300,000 Common shares (Note 4)                   2,300              2,300
  Additional paid-in capital                                                 52,700             52,700
  Deficit accumulated during the development stage                           (5,206)            (3,500)
                                                                           --------           --------
Total stockholders' equity                                                   49,794             51,500
                                                                           --------           --------

Total liabilities and stockholders' equity                                 $ 51,794           $ 55,000
                                                                           ========           ========


   The accompanying notes are an integral part of these financial statements.

                       BUSINESS OUTSOURCING SERVICES INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                                                                From Date of
                                          Three Months            Inception
                                              Ended           (June 5, 2008) to
                                           February 28,          February 28,
                                              2009                  2009
                                           -----------           -----------
                                           (unaudited)           (unaudited)

REVENUE                                    $        --           $        --
                                           -----------           -----------
OPERATING EXPENSES
  Accounting and legal                           1,500                 4,500
  Office and miscellenous                          206                   206
  Incorporation costs                               --                   500
                                           -----------           -----------

Loss before income taxes                        (1,706)               (5,206)
                                           -----------           -----------

Provision for income taxes                          --                    --
                                           -----------           -----------

Net loss                                   $    (1,706)          $    (5,206)
                                           ===========           ===========

Basic and Diluted loss per share (1)                (1)                   (1)
                                           ===========           ===========
Weighted Average Number of
 Common Shares Outstanding                   2,300,000             2,300,000
                                           ===========           ===========

----------
(1) less than $0.01


   The accompanying notes are an integral part of these financial statements.

                       BUSINESS OUTSOURCING SERVICES INC.
                          (A Development Stage Company)

                  STATEMENT OF STOCKHOLDERS' EQUITY (unaudited)

                                                                                    Deficit
                                                                                  Accumulated
                                           Common Stock           Additional      During the         Total
                                        -------------------         Paid in       Development     Stockholders'
                                        Shares       Amount         Capital          Stage           Equity
                                        ------       ------         -------          -----           ------
Inception, June 5, 2008                      --      $     0       $      0        $      0        $      0

Shares issued to founder on
June 5, 2008 @ $0.0125 per share      1,600,000        1,600         18,400              --          20,000

Private placement on June 5, 2008
 @ $0.05 per share                      700,000          700         34,300              --          35,000

Net loss for the period                      --           --             --          (3,500)         (3,500)
                                      ---------      -------       --------        --------        --------

Balance, November 30, 2008            2,300,000        2,300         52,700          (3,500)         51,500

Net loss for the period                      --           --             --          (1,706)         (1,706)
                                      ---------      -------       --------        --------        --------

Balance, February 28, 2009            2,300,000      $ 2,300       $ 52,700        $ (5,206)       $ 49,794
                                      =========      =======       ========        ========        ========


   The accompanying notes are an integral part of these financial statements.

                       BUSINESS OUTSOURCING SERVICES INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                                                         From Date of
                                                                      Three Months         Inception
                                                                          Ended        (June 5, 2008) to
                                                                       February 28,       February 28,
                                                                          2009               2009
                                                                        --------           --------
                                                                       (unaudited)        (unaudited)
CASH FLOWS USED IN OPERATING ACTIVITIES
  Net loss for the period                                               $ (1,706)          $ (5,206)
  Adjustments to reconcile net (loss) to net
   cash (used in) operating activities:
     (Increase) Decrease in prepaid expenses                              (3,000)            (3,000)
     Increase (Decrease) in accrued liabilities                           (1,500)             1,500
     Increase (Decrease) in due to stockholder                                --                500
                                                                        --------           --------

Net cash used in operating activities                                     (6,206)            (6,206)
                                                                        --------           --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Software development                                                    (9,000)            (9,000)
                                                                        --------           --------

Cash used in investing activities                                         (9,000)            (9,000)
                                                                        --------           --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                                      --             55,000
                                                                        --------           --------

Cash from financing activities                                                --             55,000
                                                                        --------           --------

Change in cash during the period                                         (15,206)            39,794
Cash, beginning of the period                                             55,000                 --
                                                                        --------           --------

Cash, end of the period                                                 $ 39,794           $ 39,794
                                                                        ========           ========

Supplemental disclosure with respect to cash flows:
  Cash paid for income taxes                                            $     --           $     --
  Cash paid for interest                                                $     --           $     --

Non cash activities:
  Stock issued for services                                             $     --           $     --
  Stock issued for accounts payable                                     $     --           $     --
  Stock issued for notes payable and interest                           $     --           $     --
  Stock issued for convertible debentures and interest                  $     --           $     --
  Convertible debentures issued for services                            $     --           $     --
  Warrants issued                                                       $     --           $     --
  Note payable issued for finance charges                               $     --           $     --
  Forgiveness of note payable and accrued interest                      $     --           $     --
  Stock issued for penalty on default of convertible debenture          $     --           $     --


   The accompanying notes are an integral part of these financial statements.

                       BUSINESS OUTSOURCING SERVICES INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - NATURE OF OPERATIONS

Business Outsourcing Services Inc. ("the Company"), incorporated in the state of Nevada on June 5, 2008, is engaged in providing online bookkeeping services to small and medium sized companies.

The company has limited operations and in accordance with SFAS#7 is considered to be in the development stage.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING BASIS

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's Form S-1 filed with the SEC as of and for the period ended November 30, 2008. In the opinion of management, all adjustments necessary in order for the financial statements to be not misleading have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

FINANCIAL INSTRUMENT

The Company's financial instrument consists of amount due to stockholder.
The amount due to stockholder is non interest-bearing. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from its other financial instruments and that their fair values approximate their carrying values except where separately disclosed. See
Note 3 below.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

                       BUSINESS OUTSOURCING SERVICES INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LOSS PER SHARE

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive. The Company has not issued any potentially dilutive common shares.

Basic loss per share is calculated using the weighted average number of common shares outstanding and the treasury stock method is used to calculate diluted earnings per share. For the years presented, this calculation proved to be anti-dilutive.

DIVIDENDS

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

NOTE 3 - DUE TO STOCKHOLDER

The amount owing to stockholder is unsecured, non-interest bearing and has no specific terms of repayment.

NOTE 4 - STOCKHOLDERS' EQUITY

Common Shares - Authorized

The Company has 50,000,000 common shares authorized at a par value of $0.001 per share.

Common Shares - Issued and Outstanding

During the year, the Company issued 2,300,000 common shares for total proceeds of $55,000.

As at February 29, 2008, the Company has no warrants or options outstanding.

                       BUSINESS OUTSOURCING SERVICES INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 5 - INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $1,145, which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $5,206.

NOTE 6 - RELATED PARTY TRANSACTION

As at February 28, 2009, there is a balance owing to a stockholder of the Company in the amount of $500.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue. This raises substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

                       BUSINESS OUTSOURCING SERVICES INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 7 - GOING CONCERN (CONTINUED)

The Company's activities to date have been supported by equity financing. It has sustained losses in all previous reporting periods with an inception to date loss of $5,206 as of February 28, 2009. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENTS

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

STATEMENT  NO.  150  -  ACCOUNTING  FOR  CERTAIN   FINANCIAL   INSTRUMENTS  WITH
CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY (ISSUED 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

STATEMENT NO. 151- INVENTORY COSTS-AN AMENDMENT OF ARB NO. 43, CHAPTER 4 (ISSUED 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, INVENTORY PRICING, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period  charges...." This
Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

STATEMENT NO. 152 - ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS (AN AMENDMENT OF FASB STATEMENTS NO. 66 AND 67)

This Statement amends FASB Statement No. 66, ACCOUNTING FOR SALES OF REAL ESTATE, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position
(SOP) 04-2, ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS.

This Statement also amends FASB Statement No. 67, Accounting FOR COSTS AND INITIAL RENTAL OPERATIONS OF REAL ESTATE PROJECTS, states that the guidance for
(a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.

                       BUSINESS OUTSOURCING SERVICES INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

STATEMENT NO. 153- EXCHANGES OF NON-MONETARY ASSETS (AN AMENDMENT OF APB OPINION NO. 29)

The guidance in APB Opinion No. 29, ACCOUNTING FOR NON-MONETARY TRANSACTIONS, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, includes certain exceptions to the principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

STATEMENT NO. 154 - ACCOUNTING CHANGES AND ERROR CORRECTIONS (A REPLACEMENT OF APB OPINION NO. 20 AND FASB STATEMENT NO. 3)

This Statement replaces APB Opinion No. 20, ACCOUNTING CHANGES, and FASB Statement No. 3, REPORTING ACCOUNTING CHANGES IN INTERIM FINANCIAL STATEMENTS, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

SFAS NO. 155 ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS-AN AMENDMENT OF FASB STATEMENTS NO. 133 AND 140

This statement amends FASB Statements No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006.

SFAS NO. 156 ACCOUNTING FOR SERVICING OF FINANCIAL ASSETS-AN AMENDMENT OF FASB STATEMENT NO. 140

This statement amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing liabilities. An entity should adopt this statement as of the beginning of its first fiscal year that begins after September 15, 2006.

SFAS NO. 157 FAIR VALUE MEASUREMENTS

In September 2006, the FASB issued SFAS No. 157, FAIR VALUE MEASUREMENTS, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning May 1, 2008.

                       BUSINESS OUTSOURCING SERVICES INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

SFAS NO. 158 EMPLOYERS' ACCOUNTING FOR DEFINED BENEFIT PENSION AND OTHER POSTRETIREMENT PLANS-AN AMENDMENT OF FASB STATEMENTS NO. 87, 88, 106, AND 132(R))

This statement improves the financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liabilities in its statement of financial positions and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

SFAS NO. 159 THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES-INCLUDING AN AMENDMENT OF FASB STATEMENT NO. 115

This statement permits entities to choose to measure many financial instruments and certain items at fair value. The objective is to improve the financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007.

SFAS NO. 160 NON-CONTROLLING INTEREST IN CONSOLIDATED FINANCIAL STATEMENTS-AN AMENDMENT OF ARB NO. 51

This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It also changes the way the consolidated income statement is presented for non-controlling interest. This statement improves comparability by eliminating diversity of methods. This statement also requires expanded disclosure.

SFAS NO. 161

This statement is intended to enhance the disclosure requirements for derivative instruments and hedging activities as required by SFAS 133.

SFAS 162

This statement indentifies the sources of accounting principles and the framework for selecting the principles to by used in the preparation of financial statements for entities that are presented in conformity with generally accepted accounting principles in the United States, (the GAAP hierarchy).

                       BUSINESS OUTSOURCING SERVICES INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

FIN NO. 48

In June 2006, the FASB issued Interpretation No. 48 ("FIN No. 48"), ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES--AN INTERPRETATION OF FASB STATEMENT NO. 109, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. The Interpretation provides a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under FIN No. 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN No. 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is effective for us beginning July 1, 2007.

In June 2006, the FASB ratified the Emerging Issues Task Force ("EITF") consensus on EITF Issue No. 06-2, "Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43." EITF Issue No. 06-2 requires companies to accrue the costs of compensated absences under a sabbatical or similar benefit arrangement over the requisite service period. EITF Issue No. 06-2 is effective for us beginning July 1, 2007. The cumulative effect of the application of this consensus on prior period results should be recognized through a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. Elective retrospective application is also permitted.

Staff Accounting Bulletin ("SAB") No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Current Year Misstatements. SAB No. 108 requires companies to quantify misstatements using both a balance sheet (iron curtain) and an income statement (rollover) approach to evaluate whether either approach results in an error that is material in light of relevant quantitative and qualitative factors, and provides for a one-time cumulative effect transition adjustment. SAB No. 108.

The FASB has replaced SFAS No. 141 with a new statement on Business Combinations that changes the way that minority interest is recorded and modified as a parent's interest in a subsidiary changes.

The adoption of these new Statements is not expected to have a material effect on the Company's current financial position, results or operations, or cash flows.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" AND INFORMATION RELATING TO OUR BUSINESS THAT ARE BASED ON OUR BELIEFS AS WELL AS ASSUMPTIONS MADE BY US OR BASED UPON INFORMATION CURRENTLY AVAILABLE TO US. WHEN USED IN THIS PROSPECTUS, THE WORDS ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "INTEND," "MAY," "PLAN," "PROJECT," "SHOULD" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS RELATING TO OUR PERFORMANCE IN "BUSINESS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." THESE STATEMENTS REFLECT OUR CURRENT VIEWS AND ASSUMPTIONS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES. ACTUAL AND FUTURE RESULTS AND TRENDS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN SUCH STATEMENTS DUE TO VARIOUS FACTORS. SUCH FACTORS INCLUDE, AMONG OTHERS: GENERAL ECONOMIC AND BUSINESS CONDITIONS; INDUSTRY CAPACITY; INDUSTRY TRENDS;
COMPETITION; CHANGES IN BUSINESS STRATEGY OR DEVELOPMENT PLANS; PROJECT PERFORMANCE; AVAILABILITY, TERMS, AND DEPLOYMENT OF CAPITAL; AND AVAILABILITY OF QUALIFIED PERSONNEL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS. SUBJECT AT ALL TIMES TO RELEVANT SECURITIES LAW DISCLOSURE REQUIREMENTS, WE EXPRESSLY DISCLAIM ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATE OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH REGARD THERETO OR ANY CHANGES IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED. IN ADDITION, WE CANNOT ASSESS THE IMPACT OF EACH FACTOR ON OUR BUSINESS OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATION

OVERVIEW

We intend to develop an online accounting and bookkeeping services business. We will require a minimum amount of $55,000 in order to successfully launch our Company. We have very limited operations and no source of revenue at this time.

Our plan is premised on our raising sufficient funding to begin our operations. Assuming we are able to raise this funding, we anticipate executing on our operating plan as follows:

EARLY STAGE DEVELOPMENT: We plan to establish an "INFORMATION ONLY" web site in the first month after funding has been received. This will offer general information about the company and service offerings while the development phase is underway. We will continuously update this website, add tutorials, white papers, Frequently Asked Questions, etc.

OUTSIDE SOFTWARE CONTRACTOR: A software contractor is necessary for the establishment and creation of our website. Selecting the contractor is a critical component to our business and a contractor will be selected based on qualifications and the contractor's ability to work with us in the time allotted. We expect that this step will take one month to complete.

SPECIFICATIONS AND HIGH-LEVEL DESIGN: The work on the specifications and high-level design will be in a collaborative manner between our directors, Guilbert Cuison and Jerome Golez, and the software contractor. We expect to complete specifications for the product and high level design within two months after the selection of a software contractor.

WEB HOSTING COMPANY: The choice of a web hosting company will be based on our track record, client references, ability to perform daily and whether the web hosting company has sufficient infrastructure for emergency back up. We intend on signing a one year agreement with a web hosting firm in the first month after receiving funding. We expect to lease two servers, one for development and one for deployment.

DATABASE CONFIGURATION AND DESIGN: The contractor will be responsible for developing the client database. The database will be developed in a highly secure online format to protect the privacy of our clients. Our management team will work closely with the software contractor to insure proper and secure design and implementation of the database.

During this first year of operation, our management team will contribute to the long-term growth and success of the business by donating their time without charge to the business. Each of Mr. Cuison and Mr. Golez are committed to spending at least 25 to 30 hours per week on company business.

RESULTS OF OPERATIONS

We are a development stage company with no established source of revenue. This raises substantial doubt about our ability to continue as a going concern. Without realization of additional capital, it would be unlikely for us to continue as a going concern. Since inception, our activities have been supported by equity financing, and as of February 28, 2009, we have sustained losses in the amount of $5,206.

LIQUIDITY AND CAPITAL RESOURCES

We are a development stage company with no operating history. Since inception, we have raised $55,000 through the sale or our common stock and have incurred expenses of $5,206. We will require approximately $30,000 for the next twelve
(12) month period in order to fully execute our business plan, which amount includes an estimated $5,000 for the development of our website and approximately $15,000 for costs related to becoming a publicly reporting company. The funds necessary for our operations during the next twelve (12) months will be taken solely from the funds received to date from the various shareholders as we have not generated any revenues. In the event that we do not generate revenues within twelve (12) months after the launch of our website, we will require additional funding to continue our operations. At this time, we have no agreements, commitments or understandings to secure any additional funding. Given current market conditions, it may be difficult for us to obtain the funding necessary to continue our operations beyond the next twelve (12) months. Even if such funding is available, no assurance can be given that such will be on terms favorable to us.


We anticipate  that we will experience  substantial  growth during the first two
(2) years of operations. We also anticipate that the Company will require approximately $50,000 in order to sufficiently provide for our operational costs during the first two (2) years of operations, including those expenses associated with becoming a publicly reporting company. Managing growth and the start-up of our business are likely to be a significant challenge to us, not only in terms of the implementation of our business plan, but also in dealing with the added pressures and costs of becoming a publicly reporting company. For instance, upon becoming a publicly reporting company, we will be incurring additional accounting and legal costs in order to comply with the annual and quarterly filing requirements imposed by the SEC. Moreover, the Sarbanes-Oxley Act of 2002 imposes compliance and administrative rules on publicly reporting companies relating to the implementation, documentation and testing of internal controls over financial reporting. In addition, the current economic environment has resulted in a number of proposed regulations to be imposed on publicly traded companies, including those relating to enhanced disclosure laws and requirements and those relating to compensation of directors and officers. As such, members of our management team, none of whom have served as officers and directors of a publicly traded company, will be required to familiarize themselves with the various rules and regulations to be imposed on the Company once it becomes a publicly reporting company. These challenges will be imposed upon us during a relatively short time frame.

Our officers are also based in Singapore, which poses a unique set of challenges for us. Since the Company will be providing Internet based products and services, we believe that it is unnecessary for our officers to be based in the United States in order for them to effectively operate or manage the Company or to market our products within the U.S. Our target customers are small and medium sized business within the United States and as such, our officers may, on occasion, be required to travel to and from Singapore to the Company's main office located in the State of Nevada for business development purposes, which will entail additional costs on the part of the Company and poses challenges for our managers associated with such travel.


GOING CONCERN CONSIDERATION

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on the absence an established source of revenue, recurring losses from operations. Please see footnote 7 to our financial statements for additional information.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had changes in or disagreements with accountants on accounting and financial disclosure.

                        DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

DIRECTORS:

          Name of Director            Age
          ----------------            ---

          Guilbert Cuison             41

          Jerome Golez                40

EXECUTIVE OFFICER:

          Name of Officer             Age           Position
          ---------------             ---           --------

          Guilbert Cuison             41        President, Secretary

          Jerome Golez                40        Treasurer

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

GUILBERT CUISON, PRESIDENT, SECRETARY AND BOARD MEMBER. Apart from serving as the President, Secretary and as a member of the board of directors of the Company, Mr. Cuison also serves as a GNCC Level 2 Engineer at Citigroup in Singapore, which position he assumed in October 2007. As a Level 2 Engineer, he is responsible for a wide range of tasks including, performance of level 2 troubleshooting for EMEA, ASPAC and Japan regions for chronic and / or critical problems, assisting in root causing of all outages, the overall support of the Citibank network infrastructure, escalation of issues and / or outages to regional and global engineering and perform proactive audits on network devices. Prior to joining Citigroup, Mr. Cuison worked at AT&T as the Change Control Administrator / Network Engineer from June to October 2007 and October 2005 to December 2006. From December 2006 to June 2007, Mr. Cuison was employed by Hewlett Packard as its Resident Network Engineer. Gilbert Cuison has gained extensive experience in the computer field of network services and Accounting application software. Over the last twelve years he has worked in increasingly more complex positions involving local and wide area networks. Mr. Cuison received his Bachelor of Science in Electronics and Communication Engineering from Saint Louis University in 1989.

JEROME GOLEZ, TREASURER AND BOARD MEMBER. Apart from serving as the Treasurer and as a member of the board of directors of the Company, Mr. Golez also serves as a Sales Executive for Kenwood Electronics Singapore PTE. Ltd. in Singapore, where he has been employed since July 2005. At Kenwood, Mr. Golez is responsible for the sales and marketing of the company's products at the regional level covering accounts in India, the Philippines and other accounts. Prior to joining Kenwood, Mr. Golez worked as the Sony Product Manager for Keylargo Philippines Inc. in the Philippines from January 2005 to June 2005 where he was responsible for developing sales and marketing strategies to achieve profitability, build brand equity and promote the Sony line of car audio products. These efforts helped to establish the Sony Xplod products in the mainstream of the Philippine automotive marketplace. From 1993 to 2005, Mr. Golez worked as the Brand Manager for Super Manufacturing Inc., Philippines where he managed the Kenwood product line including point of sale, product presentation, sales training and account management. Mr. Golez received his Bachelor of Arts from Saint Louis University in 1988.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

BOARD COMMITTEES

There are no board committees at this time.

                             EXECUTIVE COMPENSATION

The following table sets forth the aggregate cash compensation paid by the Company to: (i) its President; and (ii) its Directors for services performed from our inception, June 5, 2008, to our quarter ended February 28, 2009.

                                                                     Non-Equity    Nonqualified
                                                                     Incentive      Deferred       All
                                                                       Plan          Compen-      Other
                                               Stock       Option     Compen-        sation       Compen-
 Name and                Salary     Bonus      Awards      Awards     sation        Earnings      sation     Totals
 Principal                 (c)        (d)         (e)         (f)        (q)          (h)         (i)         (j)
 Position                  ($)        ($)         ($)         ($)        ($)          ($)         ($)         ($)
------------             ------     -----      ------      ------     ------       --------      ------     ------
Guilbert Cuison
  President/Secretary/
  Board Member             $0         $0         $0          $0         $0            $0           $0         $0

Jerome Golez
  Treasurer/Board
  Member                   $0         $0         $0          $0         $0            $0           $0         $0

OPTIONS

To date no stock options have been granted to officers or directors of the Company.

EMPLOYMENT AGREEMENTS AND CONSULTING AGREEMENTS

We have not entered into any Employment Agreement or Consulting Agreements since our inception.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our capital stock as of April 1, 2009 by (i) each person whom we know to beneficially own more than five percent of any class of our common stock, (ii) each of our directors, (iii) each of the executive officers and (iv) all our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned.

Our total authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share. As of April 1, 2009, there were 2,300,000 shares of our common stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of our common stock entitles its holder to one vote on each matter submitted to our stockholders. As of the date of this Annual Report, there were no shares of preferred stock issued and outstanding.

Name and Address of         Shares of Common Stock   Percentage of Common Shares
 Beneficial Owner            Beneficially Owned(1)       Beneficially Owned
 ----------------            ---------------------       ------------------
Guilbert Cuison                      800,000                   34.8%

Jerome Golez                         800,000                   34.8%

All directors and officers
 as a group (2 persons)            1,600,000                   69.6%

----------
(1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

COMPENSATION PLANS

We currently do not have any compensation plans in place.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of our present directors, officers or principal shareholders, nor any family member of the foregoing, nor, to the best of our information and belief, any of our former directors, senior officers or principal shareholders, nor any family member of such former directors, officers or principal shareholders, has or had any material interest, direct or indirect, in any transaction, or in any proposed transaction which has materially affected or will materially affect us.

The Company does not have any policies or procedures for the review and approval of any transaction that may cause a conflict of interest for our officers and/or directors.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES


Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock described herein. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement or incorporated by referenced therein for copies of the actual contract, agreement or other document. We are currently required to file annual, quarterly and special reports, proxy statements and other information with the SEC. We anticipate making these documents publicly available, free of charge, on our website at www.solmaya.net as soon as reasonably practicable after filing such documents with the SEC. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive textual reference only.

You can read the registration statement and our future filings with the SEC, over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

                       BUSINESS OUTSOURCING SERVICES, INC.

                                 700,000 SHARES
                                       OF
                                  COMMON STOCK

                                   PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This Prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until ______________, 2009, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               ____________, 2009

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us. The amounts listed below are estimates subject to future contingencies.

Expenses:                                                         Dollar amount
---------                                                         -------------
Securities and Exchange Commission Registration Fee                $     3.91
Edgarization, Printing and Engraving                               $ 1,500.00
Accounting Fees and Expenses                                       $ 3,000.00
Legal Fees and Expenses                                            $15,000.00
Miscellaneous                                                      $ 5,000.00
                                                                   ----------
TOTAL                                                              $24,503.91
                                                                   ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

(a) Indemnification of Directors and Officers.

     (i) For purposes of this Article, (A) "Indemnitee" shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (B) "Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative, or investigative.

     (ii) Each Indemnitee shall be indemnified and held harmless by the corporation to the fullest extent permitted by Nevada law, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. The corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for any amounts paid in settlement to the corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action.

     (iii)Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer of the corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

     (iv) The expenses of Indemnitees must be paid by the corporation or through insurance purchased and maintained by the corporation or through other financial arrangements made by the corporation, as they are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. To the extent that a director or officer of the corporation is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred in by him or her in connection with the defense.

(b) Indemnification of Employees and Other Persons. The corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

(c) Non-Exclusivity of Rights. The rights to indemnification provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, vote of stockholders or directors, or otherwise.

(d) Insurance. The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

(e) Other Financial Arrangements. The other financial arrangements which may be made by the corporation may include the following (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

(f) Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section may be provided by the corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the corporation. In the absence of fraud (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

(g) Amendment. The provisions of this Article relating to indemnification shall constitute a contract between the corporation and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as to limit or reduce the indemnification in any manner unless adopted by the unanimous vote of the directors of the corporation then serving; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES


1. In June 2008, we issued 800,000 shares of our common stock to each of Guilbert Cuison, our President and director, and Jerome Golez, our Treasurer and director, at a purchase price of $0.0125 per share, for aggregate proceeds of $20,000.


2. During the period between July 2008 and October 2008, we sold an aggregate of 700,000 shares of our common stock to our shareholders at $0.05 per share for aggregate proceeds of $35,000.

We believe that the issuances of the securities set forth above were exempt from registration as an offering completed under Regulation S of the Securities Act and the regulations promulgated thereunder. We believe that this exemption from registration was available because each purchaser represented to us, among other things, that he, she or it was a non-U.S. person as defined in Regulation S, was not acquiring the shares for the account or benefit of, directly or indirectly, any U.S. person, had the intention to acquire the securities for investment purposes only and not with a view to or for sales in connection with any distribution thereof, and that such investor was sophisticated and was able to bear the risk of loss of the entire investment. Further, we did not otherwise engage in distribution of these shares in the U.S.

We did not use the services of any underwriter for the offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit                            Description of Exhibit
-------                            ----------------------

 3.1        Articles of Incorporation of Business Outsourcing Services, Inc. *

 3.2        Bylaws of Business Outsourcing Services, Inc. *

 4.1        Specimen Stock Certificate. *

 5.1        Opinion of Gersten Savage LLP.

 10.1       Subscription   Agreement   dated  June  5,  2008  between   Business
            Outsourcing Services, Inc. and Guilbert Cuison. *

 10.2 Subscription Agreement Subscription Agreement dated June 5, 2008 between Business Outsourcing Services, Inc. and Jerome Golez. *

 10.3       Form of Subscription Agreement. *

 23.1       Consent of Maddox Ungar Silberstein, PLLC, Independent Auditor.

 23.2       Consent of Gersten Savage LLP (included in Exhibit 5.1).

 24.1       Power of Attorney (included in signature page). *

----------
*    Previously filed as exhibits to the Form S-1 filed on April 2, 2009

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most-recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (5). That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1/A and authorized this registration statement to be signed on its behalf by the undersigned, in Singapore on July 8, 2009.


                          BUSINESS OUTSOURCING SERVICES, INC.


                          By: /s/ Guilbert Cuison
                              --------------------------------------------------
                              Guilbert Cuison
                              President
                              (Principal executive officer, principal accounting officer and principal financial officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


    Signature                            Capacity in Which Signed                   Date
    ---------                            ------------------------                   ----

/s/ Guilbert Cuison              President, Secretary and Director              July 8, 2009
----------------------------     (Principal executive officer, principal
Guilbert Cuison                  accounting officer and principal
                                 financial officer)



/s/ Jerome Golez                 Treasurer and Director                         July 8, 2009
----------------------------
Jerome Golez

                                    EXHIBITS

Exhibit                            Description of Exhibit
-------                            ----------------------

 3.1        Articles of Incorporation of Business Outsourcing Services, Inc. *

 3.2        Bylaws of Business Outsourcing Services, Inc. *

 4.1        Specimen Stock Certificate. *

 5.1        Opinion of Gersten Savage LLP.

 10.1       Subscription   Agreement   dated  June  5,  2008  between   Business
            Outsourcing Services, Inc. and Guilbert Cuison. *

 10.2 Subscription Agreement Subscription Agreement dated June 5, 2008 between Business Outsourcing Services, Inc. and Jerome Golez. *

 10.3       Form of Subscription Agreement. *

 23.1       Consent of Maddox Ungar Silberstein, PLLC, Independent Auditor.

 23.2       Consent of Gersten Savage LLP (included in Exhibit 5.1).

 24.1       Power of Attorney (included in signature page). *

----------
*    Previously filed as exhibits to the Form S-1 filed on April 2, 2009